                                                                  Exhibit 23.3


                                Rosenman & Colin LLP
                                 575 Madison Avenue
                            New York, New York 10022-2585

August 15, 1997

Central European Media Enterprises Ltd.
Clarendon House, Church Street
Hamilton HM CX, Bermuda

Re:    Central European Media Enterprises Ltd.
       (the "Company") - Form S-3 Registration
       Statement under The Securities Act of 1933,
       Reg. No. 333-      (the "Form S-3")

Gentlemen:

You have requested our opinion with respect to the material set forth under the heading "Certain Tax Consideration -- United States Federal Income Taxation" in the prospectus included in Amendment No. 3 to the Company's Registration Statement on Form S-3 (Reg. No. 333-24365), filed on August 14, 1997 (the "Registration Statement") incorporated by reference into this Form S-3 filed by the Company in connection with the Company's proposed offering and sale of certain senior notes due 2004.

In connection with your request, you have provided us with (a) the Form S-3 and
(b) such other documents as we have deemed necessary or appropriate to review in rendering this opinion.

On the basis of our review of the aforementioned documents, on which we have relied, and on the basis of the United States federal income tax law as currently in effect, including the Internal Revenue Code of 1986, as amended existing judicial decisions and administrative regulations, including proposed regulations, rulings, procedures and practice, all of which are subject to change, it is our opinion that the discussion of the tax law set forth under the heading "Certain Tax Considerations -- United States Federal Income Taxation" in the Registration Statement incorporated by reference into this Form S-3 is accurate as of the date hereof in all materials respects.

We hereby consent to the use of our name under the caption "Certain Tax Considerations -- United States Federal Income

Taxation" in the Registration Statement incorporated by reference into this Form S-3 and to the use of this opinion as an exhibit to the the Form S-3.

Very truly yours,

Rosenman & Colin LLP


By: /s/ James A. Guadiana
    ----------------------------
    James A. Guadiana, A Partner